As filed with the Securities and Exchange Commission on June 20, 2006

                                           Registration No. 333-134176

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               POST-EFFECTIVE
                              AMENDMENT NO. 1
                                     TO
                                 FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933


                           NEWELL RUBBERMAID INC.
           (Exact name of registrant as specified in its charter)

                    DELAWARE                           36-3514169
                    --------                           ----------
          (State or other jurisdiction              (I.R.S. employer
               of incorporation or                identification no.)
                  organization)

                                10B Glenlake Parkway
                                      Suite 300
                               Atlanta, Georgia 30328
            (Address of principal executive offices, including zip code)

                       NEWELL RUBBERMAID INC. 2003 STOCK PLAN
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 8, 2006)
                              (Full title of the plan)

                                 Dale L. Matschullat
                Vice President-General Counsel & Corporate Secretary
                                10B Glenlake Parkway
                                      Suite 300
                               Atlanta, Georgia 30328
                       (Name and address of agent for service)

                                   (770) 407-3830
            (Telephone number, including area code, of agent for service)

                                   With a copy to:
                                 Lauralyn G. Bengel
                                  Schiff Hardin LLP
                                  6600 Sears Tower
                               Chicago, Illinois 60606
                                   (312) 258-5500



                                  EXPLANATORY NOTE


         On May 16, 2006, Newell Rubbermaid Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-134176) to register 17,436,840 shares of its Common Stock issuable under the Newell Rubbermaid Inc. 2003 Stock Plan (as amended and restated effective February 8, 2006) (the "Plan"). No shares included in that Registration Statement have been offered or sold. In order to avoid any question as to the Registrant's ability to use a Form S-8 at the time of the original filing, this Post-Effective Amendment No. 1 is being filed to deregister the shares. The Registrant is concurrently filing a new Registration Statement on Form S-8 to register 17,436,840 shares for issuance under the Plan and to reflect the carry over and use of the related filing fee from the original Registration Statement.
































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                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 19th day of June,2006.

                                      NEWELL RUBBERMAID INC.
                                      (Registrant)


                                      By:  /s/  Dale L. Matschullat
                                           ------------------------
                                           Dale L. Matschullat
                                           Vice President-General Counsel
                                           and Corporate Secretary



        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ Mark D. Ketchum*            President and Chief
    ------------------------------  Executive Officer
    Mark D. Ketchum                 (Principal Executive
                                    Officer) and Director

    /s/ J. Patrick Robinson*        Vice President - Chief
    ------------------------------  Financial Officer
    J. Patrick Robinson             (Principal Financial
                                    Officer)

    /s/ Ronald L. Hardnock*         Vice President -
    ------------------------------  Corporate Controller
    Ronald L. Hardnock              (Principal Accounting
                                    Officer)





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               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ Thomas E. Clarke*                  Director
    ------------------------------
    Thomas E. Clarke


    /s/ Scott S. Cowen*                    Director
    ------------------------------
    Scott S. Cowen


    /s/ Michael T. Cowhig*                 Director
    ------------------------------
    Michael T. Cowhig


    /s/ William D. Marohn*           Chairman of the Board
    ------------------------------       and Director
    William D. Marohn


    /s/ Elizabeth Cuthbert Millett*        Director
    ------------------------------
    Elizabeth Cuthbert Millett


    /s/ Cynthia A. Montgomery*             Director
    ------------------------------
    Cynthia A. Montgomery


    /s/ Allan P. Newell*                   Director
    ------------------------------
    Allan P. Newell


    /s/ Steven J. Strobel*                 Director
    ------------------------------
    Steven J. Strobel


    /s/ Gordon R. Sullivan*                Director
    ------------------------------
    Gordon R. Sullivan


    /s/ Raymond G. Viault*
    ------------------------------         Director
    Raymond G. Viault


    *By:  /s/ Dale L. Matschullat                         June 19, 2006
          ------------------------
          Dale L. Matschullat
          Attorney-In-Fact and
          Agent for Service




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